UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2021

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California	92610-2831
(Address of Principal Executive Office)	(Zip Code)

(949) 614-1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Kaiser Aluminum Corporation (the “Company”) intends to distribute a confidential offering memorandum (the “Offering Memorandum”) to potential investors relating to the private offering by the Company of $500.0 million aggregate principal amount of senior notes due 2031 (the “New Notes”). The Company intends to use the net proceeds from the offering to redeem all $350.0 million aggregate principal amount of the Company’s existing 6.500% senior notes due 2025 (the “2025 Notes”), and for general corporate purposes, which may include, among other things, capital spending and acquisitions. The consummation of the offering of New Notes is subject to market conditions and there can be no assurance that the offering of New Notes will be consummated.

The Company is furnishing under this Item 7.01 the information included in Exhibit 99.1 (Offering Memorandum Excerpts), which information is excerpted from the Offering Memorandum.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) does not constitute an offer to sell or a solicitation of an offer to purchase the New Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful, nor does it constitute a notice of redemption with respect to the 2025 Notes.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act, except to the extent specifically provided in any such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 8.01. Other Events.

On May 11, 2021, the Company issued a press release announcing its intention to offer the New Notes in a private transaction that is exempt from the registration requirements of the Securities Act of 1933. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

The information contained in this Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.2) does not constitute an offer to sell or a solicitation of an offer to purchase the New Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful, nor does it constitute a notice of redemption with respect to the 2025 Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Offering Memorandum Excerpts.

99.2	Press release dated May 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. The Company cautions that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (a) the effectiveness of management’s strategies and decisions, including capital spending strategies and decisions; (b) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality, reshoring and other conditions that impact demand drivers in the aerospace/high strength, automotive, general engineering, packaging and other end markets the Company serves; (c) the Company’s ability to participate in mature and anticipated new automotive programs expected to launch in the future and successfully launch new automotive programs; (d) changes or shifts in defense spending due to competing national priorities; (e) pricing, market conditions and the Company’s ability to effectively flex costs in response to changing economic conditions; (f) developments in technology; (g) the impact of the Company’s future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength and flexibility; (h) new or modified statutory or regulatory requirements; (i) the successful integration of the acquired operations and technologies that continue to drive innovative solutions and further advance its capabilities, (j) the completion of purchase price allocation and other adjustments in connection with the Warrick acquisition, and (k) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION

Date: May 11, 2021	By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel & Corporate Secretary